Exhibit 99.1

CROSS REFERENCE SHEET

Information Relating to Provincial Debt	Location in 2020 British Columbia Financial and Economic Review (the “Review” (1)) included as Exhibit (e), or in an additional Exhibit to this Annual Report
PROVINCE OF BRITISH COLUMBIA
General Description of the Province	Pages 55-56
Constitutional Framework	Page 56-57

THE ECONOMY
Recent Economic Developments	Pages 3-14, 19-35
Economic Structure and Primary Industries	Pages 3-13, 72-79
Capital Investment	Pages 33-43, 79
Foreign Trade	Pages 5-6, 88-89
Labour Market and Employment	Pages 8, 78, 86

PROVINCIAL REVENUE AND EXPENDITURE
Financial Administration and Reporting	Pages 19-52

Summary Statements of Consolidated Revenue Fund
Revenue and Expenditure	Pages 23-35, 41, 97, 100-103
Unaudited Financial Results	Pages 92-105
Major Sources of Revenue	Pages 23-27, 30, 100-101
Expense by Function	Pages 33-43, 103

GOVERNMENT CORPORATIONS
Government Corporation Debt	Pages 44-47, 106-108; Exhibit 99.3

DEBT OF THE PROVINCE
Direct and Guaranteed Debt	Pages 44-47, 106-108; Exhibit 99.3
Financing Requirements	Exhibit 99.3
Sinking Fund Management	Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE PUBLIC SECTOR	Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE AND INTERNATIONAL RESERVES	Exhibit 99.3

DETAILED FINANCIAL STATEMENTS OF THE PROVINCE
Statement of Consolidated Revenue Fund Revenue by Source	Pages 100-101
Statement of Consolidated Revenue Fund Expense by Function	Pages 102-103
Statement of Direct Funded and Unfunded Debt	Exhibit 99.3
Statement of Guaranteed Funded Debt	Exhibit 99.3
Statement of Non-Guaranteed Debt	Exhibit 99.3
Pension Funds	Pages 48-49

(1) Page numbers indicate the location of information in the Review.

1